AMENDMENT NO. 1
                              EMPLOYMENT AGREEMENT
                         APPLEBEE'S INTERNATIONAL, INC.
                              PHILIP J. HICKEY, JR.


         THIS AGREEMENT, made and entered effective this 1st day of January, 1997, by and between Philip J. Hickey, Jr. ("Executive") and Applebee's International, Inc. ("Company");

                              W I T N E S S E T H:

         Whereas,   Company  and  Executive  entered  an  Employment   Agreement
("Agreement") effective March 23, 1995, which provided for a term through January 1, 1997, and

         Whereas, the parties desire to extend the term of said Employment Agreement and provide for certain modifications thereof,

         NOW THEREFORE, for and in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

         1. The term of the Employment Agreement is hereby extended to and including December 31, 1997, upon the same terms and conditions set forth in said Employment Agreement, except as hereinafter amended.

         2. Section 1 of the Agreement is modified to provide that Executive shall be employed by and as President of Rio Bravo Services, Inc., a subsidiary of the Company, and shall also serve as the President of Rio Bravo International, Inc. and its operating subsidiary.

         3. Section 2 of the Agreement is modified so that the party from who consent is required in said Section 2 shall be "President or Chief Executive Officer."

         4. Section 3 is hereby amended by deleting the same in its entirety and inserting in its place the following:

            "3. Duties. The Executive is hereby employed by the Company and during the term hereof, Executive shall render his services at the offices of the Company in the Atlanta, Georgia metropolitan area unless otherwise agreed to by the Executive. The Executive shall have such authority and shall perform such duties as are assigned by the President or Chief Executive Officer of the Company."

         5. Section 4 of the Agreement is modified as hereinbefore provided.

         6. Section 5 of the Agreement is modified as follows:

            (a)  Section 5(a) shall reflect a base salary of $185,000.


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            (b) The bonus plan  described  in Section 5(b) shall  terminate  and during the extended term hereof, Executive shall participate, to the extent determined by the Company, in the bonus plan established from time to time for the management of the Company. A copy of the approved 1997 Management Incentive Plan is attached hereto. However, notwithstanding the terms of said Plan in the event that the Executive remains employed under this Agreement through the last day of 1997, any bonuses earned for any periods in 1997, pursuance to the terms of said Plan will be paid to the Executive regardless of whether the Executive remains employed by the Company thereafter. Such payment will be made at the time that the Company makes bonus payments for the 1997 year to employees generally.

         7. Section 6.d. is hereby deleted in its entirety.

         8. Section 14 is hereby amended by the addition of the following provision;

            "e. Notwithstanding any other provision of this Agreement, the Company shall not be required to make any payment to the Executive for which a Federal income tax deduction would be disallowed under section 280G of the Internal Revenue Code of 1986 (without regard to section 280G(b)(4)) or any corresponding provision of any future Federal income tax law."

         9. The last paragraph of Section 8 is modified to provide that the request referenced therein may be made by the President or the Chief Executive Officer of the Company.

         10. In all other respects, said Employment Agreement as amended shall remain in full force and effect, without modification or change by this amendment.

         IN WITNESS WHEREOF, the parties hereto have cause this instrument to be executed effective the day and year first above written.

                                            APPLEBEE'S INTERNATIONAL, INC.


                                            BY: /s/ Lloyd L. Hill
                                               --------------------------
                                               Lloyd L. Hill, President



                                                /s/ Philip J. Hickey, Jr.
                                               --------------------------
                                               Philip J. Hickey, Jr.